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                                                           Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated September 1, 1995, accompanying the financial statements of the Dean Witter Select Equity Trust Utility Stock Series 2 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.



DELOITTE & TOUCHE LLP




September 15, 1995
New York, New York